Exhibit (c)(8)
FAIR MARKET VALUATION OF
COX RADIO, INC.
AS OF DECEMBER 31, 2008
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ANALYSIS OF FCC LICENSES
COX RADIO, INC.
AS OF DECEMBER 31, 2008
TABLE OF CONTENTS

Fair Market Valuation Analysis	1
Discounted Cash Flow Analysis	3
Valuation Conclusion	9

Comparable Sales Analysis	10
Exhibits

A.	Weighted Average Cost of Capital Calculation
B.	Cox Radio FCC License Valuation Tables
C.	Qualifications of Timothy S. Pecaro and Benjamin K. Steinbock
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FAIR MARKET VALUATION OF
COX RADIO, INC.
VARIOUS MARKETS
AS OF DECEMBER 31, 2008
FAIR MARKET VALUATION ANALYSIS
     A discounted cash flow analysis was performed to determine the fair market value of the Cox Radio stations within each market cluster. This income approach measures the expected economic benefits these assets bring to their holder. The fair market value of the Stations may therefore be expressed by discounting these future benefits. The result of the discounted cash flow analysis reflects the fair market value attributable to the stations within each market.
     The discounted cash flow model incorporates variables such as the forecast growth rate of each radio market, including consideration of population growth, household income, retail sales, and other factors influencing advertising expenditures; the existing and likely media competition within the market area, not limited to local radio stations, but also considering cable systems, television stations, and newspapers within the market; and market radio net revenues and the audience and revenue shares it is reasonable to expect the Cox stations to achieve over the projection period. The variables used in the analyses reflect historical market growth trends and market conditions, as well as forecast for the industry as a whole.
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     The discounted cash flow projection period of ten years was determined to be an appropriate time horizon for the analyses. Broadcast station operators and investors typically expect to recover their investments within a ten-year period. It is during this period that projections regarding market revenues, station market shares, and operating profit margins can be made with the highest degree of accuracy.
     Over this ten-year period, radio market revenues, market revenue shares, and operating profit margins were used to project operating profits. Federal and state taxes were deducted from the projected operating profits to determine after- tax net income. Depreciation expenses were added back to the after-tax income stream and projected capital expenditures and changes in working capital were subtracted to calculate the Stations’ net after-tax cash flow in each market.
     The yearly stream of cash flows was adjusted to present value using a discount rate of 10.5%. The discount rate used is based upon an after-tax rate calculated for the broadcast industry as of December 31, 2008.
     Additionally, it was necessary to project the Stations’ terminal values at the end of the ten year projection period. In order to determine these values, depreciation expenses were deducted from the Year 11 operating cash flow to determine taxable income. Income taxes, capital expenditures, and net changes in working capital were then deducted, and depreciation expense was added back, to determine an estimated after-tax free cash flow to use in perpetuity. The after-tax free cash flow was divided by a capitalization rate to determine the terminal value. These results were then discounted to present value at a rate of 10.5%.
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Discounted Cash Flow Analysis
     The assumptions used in the cash flow models reflect historical performance and trends in the Cox market clusters, as well as industry norms for similar stations. These assumptions, especially those pertaining to station revenue shares and operating profit margins, are, in part, reflective of the actual and forecast performance of Cox Radio as station owner. However, based on radio industry data, the revenue shares and operating margins used in the cash flow models all fall within a reasonable range of what could be expected from a typical market participant. The assumptions for the respective markets in this analysis are as follows:
Market Revenue Projections
     Radio market revenues have been based on estimated 2008 net revenues for each market through analysis of year-end 2007 and year-to-date 2008 market revenue data from Miller, Kaplan, Arase, & Co. (“Miller, Kaplan”) and market revenue projections contained in SNL Kagan Radio/TV Station Annual Outlook report. 2008 annual market revenues were calculated by applying the year-to- date percentage change of year-to-date 2008 versus 2007 to the 2007 annual revenues for each market. Additionally, a share analysis was conducted to determine the estimated impact of those stations in each market that did not report revenue data to Miller, Kaplan. The estimated share of revenue from non- reporting stations was then added to the gross total reported by Miller, Kaplan. Agency commissions were then deducted from the adjusted gross revenues at a rate of 12.0%. In order to provide an additional point of reference, the resulting net revenue estimate was averaged with the SNL Kagan 2008 net
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revenue estimate. In several markets, Miller, Kaplan data was not available, so 2008 markets revenues have been based only on SNL Kagan data. The complete calculation of the base year market revenues is detailed in Table 1.
     2008 total market revenues were determined based on this data and market revenues were forecast over the 10-year projection period to reflect the expected long-term growth rates for the radio broadcast industry and each market. The Communications Industry Forecast 2008-2012 from Veronis Suhler Stevenson projects that broadcast radio revenue will decline 2.0% in 2009. More recent forecast from SNL Kagan and BIA project 10.0% and 9.0% declines, respectively, in 2009. Based on consultation with Cox Radio and other radio broadcasters, and giving weight to the current economic environment, the appraiser believes that an 8.0% decline is appropriate for 2009 revenue projections in each market. Consistent with other industry analysts, we have forecast a slight recovery beginning in 2010. Over the 10-year projection period, radio revenue growth rates have been projected to return to growth rates equal to the expected long-term growth rate in each market. The long-term growth rate have been estimated based on historical and expected performance in each market and are equal to or slightly below inflation. In determining radio revenue growth rates in each market, the appraiser has reviewed revenue growth forecasts from industry analysts including Kagan, Veronis Suhler, Morgan Stanley, and the Radio Advertising Bureau.
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Table 1
2008 Net Radio Revenue Projections
(Dollar amounts in thousands)

					Adj. Audience	Est. Adj.	Est. Adj.
	2007 YTD	2008 YTD	Sept. 07 -	2007	Share of Non-	2008	2008	Est. 2008	Est. 2008	Average
	MK Revs	MK Revs	Sept. 08	Gross MK	Reporting	Gross Total	Gross Total	NET Total	Kagan NET	2008 Net
Market	Thru Sept.	Thru Sept.	Growth	Revenues	Stations	Revenues	Revenues	Revenues[1]	Revenues[1]	Revenues

Athens[2]				Miller Kaplan Data Unavailable					N/A	N/A
Atlanta	$278,837	$240,107	-13.9%	$375,501	$323,345	3.6%	$334,985	$294,787	$356,840	$325,800
Birmingham	34,620	32,990	-4.7%	46,972	44,760	10.8%	49,595	43,643	43,736	43,700
Dayton	27,411	25,928	-5.4%	37,333	35,313	7.8%	38,068	33,500	35,376	34,400
Greenville	29,645	27,221	-8.2%	39,376	36,156	11.6%	40,350	35,508	39,776	37,600
Honolulu	27,038	26,429	-2.3%	36,887	36,056	5.7%	38,111	33,538	33,880	33,700
Houston	251,639	245,493	-2.4%	337,832	329,581	10.3%	363,528	319,904	334,840	327,400
Jacksonville	50,555	46,177	-8.7%	67,319	61,489	4.0%	63,949	56,275	59,752	58,000
Long Island	39,767	40,057	0.7%	53,292	53,681	4.4%	56,043	49,317	47,344	48,300
Louisville	37,262	35,683	-4.2%	50,085	47,963	2.9%	49,354	43,431	44,880	44,200
Miami	217,105	198,026	-8.8%	295,869	269,868	6.3%	286,870	252,446	267,784	260,100
Orlando	115,398	105,927	-8.2%	153,346	140,761	8.4%	152,584	134,274	120,912	127,600
Richmond	43,567	39,831	-8.6%	57,543	52,609	1.3%	53,292	46,897	52,448	49,700
San Antonio	76,506	78,527	2.6%	101,721	104,408	8.8%	113,596	99,964	101,992	101,000
Tampa	118,751	105,689	-11.0%	158,154	140,758	9.0%	153,426	135,015	137,808	136,400
Tulsa				Miller Kaplan Data Unavailable					42,680	42,700
Bridgeport				Miller Kaplan Data Unavailable					9,856	9,900
New Haven				Miller Kaplan Data Unavailable					16,808	16,800
Stamford-Norwalk				Miller Kaplan Data Unavailable					17,776	17,800

[1]	Athens is not a ranked radio market, and as such, there is no market revenue data available.

[2]	Gross revenues adjusted for agency commissions at a rate of 12.0%.
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Operating Profit Margins
     Operating profit margins are projected based upon the actual 2007 operating margin for each market cluster. Operating profits are divided by broadcast revenues, net of agency and representative commissions, to compute the operating profit margin.
     Due to the current pessimistic economic outlook for the radio broadcast industry, operating margins have generally been projected to remain flat, based on forecast year-end 2008 margins, over the term of these analyses. In a small number of instances, where the CXR cluster has historically under-performed, but where management has implemented certain revenue generating and cost- cutting measures, the margin has been forecast to increase. The operating margins in the Atlanta market are forecast to decrease over time and return to their historic norms.
Depreciation and Amortization
     Depreciation expense for each year has been determined using the MACRS schedule for 5, 7, 15, and 39 year property, based upon the reported cost of fixed assets present at the Cox stations. A provision has also been made for the intangible assets at the Cox stations, which are amortized over a 15-year period on a straight line basis for tax purposes.
Federal and State Tax Rates
     An estimated tax rate was applied to the projected taxable income of the Stations in each market. This estimated rate reflects the effective combined federal and state tax rates in effect as of December 31, 2008.
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Subsequent Capital Expenditures
     Subsequent annual capital expenditures were estimated based upon each markets historical and forecast capital expenditure levels. This is generally between 2.0% and 5.0% annually of the initial investment in property, plant, and equipment for each market. These expenditures are necessary in order to replace assets that become irreparable, technically obsolete, or for other reasons are no longer useful at the individual stations. Certain markets have extraordinary capital expenditures forecasted for 2008 related to signal and facility upgrades. The estimated cost of these upgrades has been included in the forecasts.
Changes in Working Capital
     After-tax cash flow was adjusted for changes in working capital. The change in working capital reflects the difference between current assets and current liabilities and the ability of the Stations to fund working capital needs. A rate of 12.3% of revenues was determined to be appropriate in calculating changes in working capital, which equates to a reserve of approximately 45 days of sales and reflects the fact that the radio broadcast industry is not working capital intensive.
Net After-Tax Cash Flow
     Net after-tax cash flow was determined in two steps. After taxes were subtracted from the Stations’ taxable income, non-cash depreciation and amortization expenses were added back to net income to yield after-tax cash flow. From the after-tax cash flow, the provision for subsequent capital expenditures was deducted to calculate net after-tax cash flows.
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Discount Rate
     As of December 31, 2008, the base discount rate for the radio broadcast industry was determined to be 10.5%. The discount rate is not specific to Cox Radio or to the Stations, but is based upon the rate that would be used by a typical market participant. A full analysis of the 10.5% discount is contained in Exhibit A.
Capitalization Rate
     The net after-tax cash flow was capitalized using a capitalization rate, resulting in a terminal value. The capitalization rate was determined by subtracting a long-term growth rate from the 10.5% discount rate. The long-term growth rates ranged from 1.0% to 2.5% based upon market conditions, anticipated station performance, forecasts prepared by Kagan Research, forecasts prepared by Cox, and discussions with Cox management.
Present Value of Terminal Value
     In the analyses, depreciation expenses were deducted from the Year 11 operating cash flow to determine taxable income. Income taxes, capital expenditures, and net changes in working capital were then deducted, and depreciation expense was added back, to determine an estimated after-tax free cash flow to use in perpetuity. The after-tax free cash flow was divided by a capitalization rate to determine the terminal value. This result was then discounted to present value at a rate of 10.5%. The fair value incorporates the cumulative present value of the net after-tax cash flows over the ten-year projection period, the discounted terminal value, and the present value of the tax benefit of the remaining intangible asset amortization in Years 11 through 15.
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Valuation Conclusion
     Based upon the analysis continued herein, the total fair market value of the subject Cox Radio stations has been determined to be approximately $1.16 billion. The table below summarizes the Cox Radio enterprise values, by market. In Exhibit B, two tables are presented for each market which detail the calculations underlying each valuation.

Fair Market
Market	Value (000)

Athens[1]	$29,793.0
Atlanta	325,953.4
Birmingham	33,477.5
Dayton	14,614.8
Greenville	13,459.7
Honolulu	9,419.6
Houston	79,608.3
Jacksonville	23,161.3
Long Island	68,917.0
Louisville	7,029.7
Miami	150,847.8
Orlando	159,719.4
Richmond	17,400.6
San Antonio	51,211.8
Tampa	99,237.8
Tulsa	33,529.7
Bridgeport	18,670.8
New Haven	23,854.0
Stamford-Norwalk	6,312.7

Total	$1,166,218.8

1	The fair value in Athens reflects the fact that the WNGC signal could be moved to downtown Atlanta and compete in the 9th ranked Atlanta market. While CXR does not plan to relocate the station because of its existing Atlanta cluster, any potential buyer of the station would almost certainly move WNGC into the Atlanta market and benefit from a significant increase in revenue potential. As such, the fair value has been based upon the appraised FCC license value, plus the associated net fixed assets.
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Comparable Sales Analysis
     The market approach, also known as the comparative sales or comparable sales method, establishes business values by comparing the traits of the subject business with those of companies or properties which are known to have been sold.
     In the current economic environment, where the credit crisis has effectively halted the flow of acquisition capital and resulted in an almost complete cessation of commercial radio transactions, it is more difficult than usual to ascertain the current value of radio broadcasting properties. The last three months have been particularly stark, with only five radio stations with measurable cash flows having changed hands since September 1. According to SNL Kagan, over the past five years, during the same three month time-period there have been an average of 66 transactions (radio and television) that were over $1.0 million. In 2008, there have been only 24 such transactions over the same three-month period.1 Year-to-date, 494 commercial radio stations have changed hands, compared to 1,245 over the same time period in 2007 and 724 in 2006. Further clouding the comparable sales analysis, only 92 of the 494 radio stations sold in 2008 have had measurable cash flows, versus 513 in 2007. This small sample size makes it difficult to determine accurate trading multiples.
     In this environment, the appraiser believes that it is most instructive to examine a long-term history of transactional cash flow multiples that spans other economic downturns. The following charts, compiled from SNL Kagan’s Broadcast Investor: Deals and Finance newsletter, show the trend of cash flow multiples for AM and FM radio stations in three market brackets:

[1]	SNLKagan Broadcast Investor: Deals & Finance, November 24, 2008
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AM Radio Multiples by Market Size
FM Radio Multiples by Market Size
     While average cash flow multiples have fluctuated over the last eight years, they have generally fallen within the range of 13x-15x cash flow. Only in the last two years have multiples fallen below 13x; even then the range is 11x- 13x. It is possible to trace this trend back even further; while data is unavailable to parse transactions between AM and FM stations, radio station sales multiples, by market size, have been compiled going back to 1983. As detailed in Table 2, even following the severe recession in the early-1990s, multiples for radio stations in large and mid-sized market did not fall below 7.5x cash flow. This long-term history indicates that even in weak economic climates and periods of limited transactions, 8x – 10x cash flow is in the lower range of normal radio station transaction multiples.
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Table 2
Historical Radio Station Transaction Multiples1

[1]	Compiled from data in Paul Kagan Associates, Broadcast Investor, February 22, 2001 and SNL Kagan, Radio Station Deals and Finance, 2007 Edition.
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The following table summarizes each CXR market’s appraised enterprise values and the value as a multiple of 2008 forecast cash flow:

			Multiple
	Enterprise		of 2008
Market	Value	2008 CF1	CF

Athens	$29,785.3	$524.5	35.6
Atlanta	325,953.4	45,872.9	7.1
Birmingham	33,477.5	4,706.7	7.1
Dayton	14,614.8	2,296.4	6.4
Greenville	13,459.7	1,960.1	6.9
Honolulu	9,419.6	1,349.9	7.0
Houston	79,608.3	10,049.8	7.9
Jacksonville	23,161.3	3,225.1	7.2
Long Island	68,917.0	8,759.8	7.9
Louisville	7,029.7	-10.6	-663.2
Miami	150,847.8	18,613.8	8.1
Orlando	159,719.4	19,780.3	8.1
Richmond	17,400.6	2,003.2	8.7
San Antonio	51,211.8	6,732.7	7.6
Tampa	99,237.8	12,426.2	8.0
Tulsa	33,529.7	4,727.0	7.1
Bridgeport	18,670.8	2,511.5	7.4
New Haven	23,854.0	3,311.6	7.2
Stamford-Norwalk	6,312.7	966.7	6.5

Total	$1,155,099.1	$149,807.6	7.7
     The fair market value falls above the range of historical multiples paid by purchasers of individual broadcast properties only in those two markets where the stations are under-performing, either by under-selling their audience share or having low operating margins relative to the industry and other CXR properties. In the case of the Louisville cluster, there is significant growth potential and the underlying value of the Stations is greater than would be indicated by typical cash flow multiples. In Athens, the fair value reflects the fact that one station, WNGC(FM), could be moved into the Atlanta market and thus has value to a third-party that is significantly greater than the implied value under the cash flows generated

[1]	2008 Forecast cash flows are based on information provided by CXR as of October 2008.
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by CXR. The majority of the markets have appraised fair values that fall within the range of typical transaction multiples. Overall, the indicated multiples of 7.7 times 2008 cash flows is in fact typically below the range of multiples paid by purchasers of individual broadcast properties.
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EXHIBIT A
WEIGHTED AVERAGE COST OF CAPITAL CALCULATION
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EXHIBIT A
Weighted Average Cost of Capital Calculation
As of December 31, 2008, the base discount rate for the radio broadcast industry was determined to be 10.5%. The discount rate is based on an after-tax rate determined using the Weighted Average Cost of Capital Model, as follows:
WACC = [Re x E] + [Rd x D]

where:

	WAAC	=	Weighted average cost of capital
	Re	=	Cost of equity
	Rd	=	Cost of debt
	E	=	Percentage of equity in capital structure
	D	=	Percentage of debt in capital structure
Cost of Equity

In this calculation, the cost of equity is determined using a build-up method using the formula:
Re = Rf + [Rp +[B x [Rm – Rf ]]]

where:

	Re	=	Cost of equity
	Rf	=	Rate of return on a risk-free security
	Rm	=	Long-term return on market
	Rp	=	Risk premium for small stocks
	B	=	Industry beta
and:
Risk-Free Return (Rf)

As is widely accepted, the risk-free return is based on the yields of U.S. Treasury securities as the instruments are considered to have the least risk of default. The duration of the security used should match the term of the discounted cash flow projection. As such, we have used the monthly average of the 10-year Treasury note as of November 2008.
Long-Term Market Return (Rm)

The 40-year average market return from the S&P 500 (1968-2007) was used to estimate the long-term return on the market. A 40-year time frame was deemed appropriate because it captures variations in long-term market returns while smoothing out the impact of business cycles and annual fluctuations. This time frame also reflects the uncertainty of the direction and magnitude of future yields on the market. A shorter time frame would not capture the long-term cyclicality of returns in the market. Additionally, while there is some
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debate on whether the expected return should be forward-looking, it is the appraiser’s opinion that employing a component that is predictive and subject to an array of assumptions adds an unnecessary level of uncertainty to the calculation.
Small Stock Risk Premium (Rp)

A risk premium for small stocks was added to incorporate the risk over and beyond the broad market average. The appraiser utilized the micro-cap size premium from Morningstar’s Stocks, Bonds, Bill and Inflation 2008 Classic Yearbook. The micro-cap bracket comprises companies in the 9th and 10th deciles of market capitalization.
Beta (B)

The beta measures how the return of a specific stock (or portfolio) correlates to the return of the financial market (or the index that stock is listed on) as a whole.
So:

			Source

Rf	=	3.53%	10-year Treasury Note, Monthly Average 11/08
Rm	=	11.23%	1968-2007 Average S&P 500 Returns
Rp	=	3.65%	Micro-cap Size Premium, Morningstar SBBI 2008 Classic Yearbook
B	=	1.23
Then:
3.53% + [3.65% + [1.23 x [11.23% – 3.53%]]] = 16.65%

Re = 16.7%
Cost of Debt

The cost of debt capital is estimated at the rate that a typical purchaser of the Radio One radio stations would require on interest-bearing debt. In this analysis, it has been assumed that the most likely buyer would come from a pool of publicly-traded radio broadcast owners. Because interest on debt is tax deductible, the after-tax rate has been used in the calculation:
Rd = R x [1 – t]

where:

	Rd	=	After-tax cost of debt
	R	=	Pre-tax cost of debt/corporate borrowing rate
	t	=	Estimated tax rate
and:
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Pre-tax cost of debt (R)

As all of the peer companies currently have debt ratings that fall below investment-grade, indicating that their cost of debt would be higher than the average investor, we have estimated the pre-tax cost of debt to be reflective of current corporate BBB rated 7-10 year bond rate, which generally comports with the average debt rating from Moody’s for the subject companies. The daily average yield for the month of November was employed to mitigate the recent volatility in the returns.
Tax rate (t)

The tax rate is not Radio One specific and has been estimated as the effective tax rate for the peer group.
So:

			Source
R	=	10.31%	Average Corporate BBB Bond Yield from 11/01/08 to 11/30/08 from the Merrill Lynch Corporate BBB 7-10 Year Bond Index
t	=	38.00%	Estimated
Then:
10.31% x [1 – 38.0%] = 6.39%

Rd = 6.4%
WACC Conclusion

As follows from the above analysis, the appraiser estimates that as of December 31, 2008, the WACC for the radio broadcast industry is 10.5%:
WACC = [Re x E] + [Rd x D]

= [16.7% x 40.0%] + [6.4% x 60.0%]7

= 10.5%
A summary of the analysis and the companies used in the WACC calculation can be found in the following tables.

[7]	The average capital structure for the set of publicly-traded radio broadcast companies using SEC filing data available as of December 31, 2008 was 76.0% debt/24.0% equity. In order to reflect that the fair value of many of these companies’ debt is trading at less than face value and that the average capital structure is not consistent with the historical norms for these same companies, the appraiser has opted to use an estimated, normalized capital structure in the calculation of the WACC.
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EXHIBIT B
COX RADIO ENTERPRISE VALUE TABLES
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Table 1
Projected Athens, Georgia Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Projected Athens Revenues	$1,437.5	$4,334.1	$7,295.7	$10,367.2	$12,085.2	$12,387.3	$12,697.0	$13,014.4	$13,339.8	$13,673.3
Operating Profit Margin	3.9%	11.6%	19.3%	27.0%	34.7%	38.6%	38.6%	38.6%	38.6%	38.6%
Operating Cash Flow	$56.1	$502.8	$1,408.1	$2,799.1	$4,193.6	$4,781.5	$4,901.0	$5,023.6	$5,149.2	$5,277.9
Less: Depreciation	203.2	358.2	279.7	230.5	232.5	194.7	155.9	155.7	154.8	155.4
Less: Amortization	1,779.5	1,779.5	1,779.5	1,779.5	1,779.5	1,779.5	1,779.5	1,779.5	1,779.5	1,779.5

Taxable Income	$(1,926.6)	$(1,634.9)	$(651.1)	$789.1	$2,181.6	$2,807.3	$2,965.6	$3,088.4	$3,214.9	$3,343.0
Income Taxes	0.0	0.0	0.0	0.0	0.0	594.9	1,126.9	1,173.6	1,221.7	1,270.3

Net Income	$(1,926.6)	$(1,634.9)	$(651.1)	$789.1	$2,181.6	$2,212.4	$1,838.7	$1,914.8	$1,993.2	$2,072.7
Add Back: Depreciation and Amortization	1,982.7	2,137.7	2,059.2	2,010.0	2,012.0	1,974.2	1,935.4	1,935.2	1,934.3	1,934.9

After-Tax Cash Flow	$56.1	$502.8	$1,408.1	$2,799.1	$4,193.6	$4,186.6	$3,774.1	$3,850.0	$3,927.5	$4,007.6
Less: Change in Working Capital	176.8	356.3	364.3	377.8	211.3	37.2	38.1	39.0	40.0	41.0
Less: Capital Expenditures	3,115.2	104.8	104.8	104.8	104.8	104.8	104.8	104.8	104.8	104.8

Net After-Tax Cash Flow	$(3,235.9)	$41.7	$939.0	$2,316.5	$3,877.5	$4,044.6	$3,631.2	$3,706.2	$3,782.7	$3,861.8
Present Value Net After-Tax Cash Flow @ 10.5%	$(3,078.3)	$35.9	$731.6	$1,633.3	$2,474.1	$2,335.5	$1,897.6	$1,752.7	$1,618.9	$1,495.7
Cumulative Present Value Net After-Tax Cash Flow	$(3,078.3)	$(3,042.4)	$(2,310.8)	$(677.5)	$1,796.6	$4,132.1	$6,029.7	$7,782.4	$9,401.3	$10,897.0
Total Present Value Net After-Tax Cash Flow	$10,897.0

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Table 2
Valuation of Athens, Georgia
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$5,277.9
Operating Cash Flow Growth Rate	2.5%

Year 11 Terminal Operating Cash Flow	$5,409.8
Less: Depreciation	155.4

Taxable Income	$5,254.4

Tax Rate[2]	38.0%

Income Taxes	$1,996.7

Net Income	$3,257.7
Plus: Depreciation	155.4

After-Tax Cash Flow	3,413.1

Less: Capital Expenditures	$155.4
Less: Change in Working Capital	41.0

Estimated Perpetuity After-Tax Free Cash Flow	$3,216.7

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.5%

Capitalization Rate	8.0%

Future Terminal Value	$40,209.1

Discounted Terminal Value @ 10.5%[2]	$14,815.0
Total Present Value Cash Flow[1]	10,897.0
Plus: Present Value Tax Benefit of Remaining Amortization	980.3

Total	$26,692.3
Plus: Net Fixed Assets	3,093.0

Fair Market Value of Athens[3]	$29,785.3

[1]	See previous table.

[2]	See text.

[3]	See Page 11.
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Table 3
Projected Atlanta, Georgia Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$299,736.0	$301,234.7	$304,247.0	$308,810.7	$314,986.9	$322,861.6	$330,933.1	$339,206.4	$347,686.6	$356,378.8
Atlanta Market Revenue Share	30.4%	30.4%	30.4%	30.4%	30.4%	30.4%	30.4%	30.4%	30.4%	30.4%
Projected Atlanta Revenues	$91,119.7	$91,575.3	$92,491.1	$93,878.5	$95,756.0	$98,149.9	$100,603.7	$103,118.7	$105,696.7	$108,339.2
Operating Profit Margin	43.0%	41.0%	39.0%	38.0%	38.0%	38.0%	38.0%	38.0%	38.0%	38.0%
Operating Cash Flow	$39,181.5	$37,545.9	$36,071.5	$35,673.8	$36,387.3	$37,297.0	$38,229.4	$39,185.1	$40,164.7	$41,168.9
Less: Depreciation	2,992.2	4,959.3	3,313.5	2,316.2	2,331.5	1,635.1	908.1	839.1	764.6	770.3
Less: Amortization	20,507.4	20,507.4	20,507.4	20,507.4	20,507.4	20,507.4	20,507.4	20,507.4	20,507.4	20,507.4

Taxable Income	$15,681.9	$12,079.2	$12,250.6	$12,850.2	$13,548.4	$15,154.5	$16,813.9	$17,838.6	$18,892.7	$19,891.2
Income Taxes	5,959.1	4,590.1	4,655.2	4,883.1	5,148.4	5,758.7	6,389.3	6,778.7	7,179.2	7,558.7

Net Income	$9,722.8	$7,489.1	$7,595.4	$7,967.1	$8,400.0	$9,395.8	$10,424.6	$11,059.9	$11,713.5	$12,332.5
Add Back: Depreciation and Amortization	23,499.6	25,466.7	23,820.9	22,823.6	22,838.9	22,142.5	21,415.5	21,346.5	21,272.0	21,277.7

After-Tax Cash Flow	$33,222.4	$32,955.8	$31,416.3	$30,790.7	$31,238.9	$31,538.3	$31,840.1	$32,406.4	$32,985.5	$33,610.2
Less: Change in Working Capital	(976.8)	56.0	112.6	170.7	230.9	294.4	301.8	309.3	317.1	325.0
Less: Capital Expenditures	844.3	844.3	844.3	844.3	844.3	844.3	844.3	844.3	844.3	844.3

Net After-Tax Cash Flow	$33,354.9	$32,055.5	$30,459.4	$29,775.7	$30,163.7	$30,399.6	$30,694.0	$31,252.8	$31,824.1	$32,440.9
Present Value Net After-Tax Cash Flow @ 10.5%	$31,730.6	$27,596.8	$23,730.9	$20,994.0	$19,246.6	$17,553.9	$16,039.8	$14,779.9	$13,620.0	$12,564.7
Cumulative Present Value Net After-Tax Cash Flow	$31,730.6	$59,327.4	$83,058.3	$104,052.3	$123,298.9	$140,852.8	$156,892.6	$171,672.5	$185,292.5	$197,857.2
Total Present Value Net After-Tax Cash Flow	$197,857.2

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Table 4
Valuation of Atlanta, Georgia
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$41,168.9
Operating Cash Flow Growth Rate	2.5%

Year 11 Terminal Operating Cash Flow	$42,198.1
Less: Depreciation	770.3

Taxable Income	$41,427.8

Tax Rate[2]	38.0%

Income Taxes	$15,742.6

Net Income	$25,685.2
Plus: Depreciation	770.3

After-Tax Cash Flow	26,455.5

Less: Capital Expenditures	$770.3
Less: Change in Working Capital	325.0

Estimated Perpetuity After-Tax Free Cash Flow	$25,360.2

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.5%

Capitalization Rate	8.0%

Future Terminal Value	$317,003.0

Discounted Terminal Value @ 10.5%[2]	$116,799.4
Total Present Value Cash Flow[1]	197,857.2
Plus: Present Value Tax Benefit of Remaining Amortization	11,296.8

Fair Market Value of Atlanta	$325,953.4

[1]	See previous table.

[2]	See text.
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Table 5
Projected Birmingham, Alabama Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Market Net Revenues	$40,204.0	$40,364.8	$40,687.7	$41,176.0	$41,834.8	$42,671.5	$43,524.9	$44,395.4	$45,283.3	$46,189.0
Birmingham Market Revenue Share	47.2%	47.5%	47.8%	48.0%	48.0%	48.0%	48.0%	48.0%	48.0%	48.0%
Projected Birmingham Revenues	$18,976.3	$19,173.3	$19,448.7	$19,764.5	$20,080.7	$20,482.3	$20,892.0	$21,309.8	$21,736.0	$22,170.7
Operating Profit Margin	22.7%	22.7%	22.7%	22.7%	22.7%	22.7%	22.7%	22.7%	22.7%	22.7%
Operating Cash Flow	$4,307.6	$4,352.3	$4,414.9	$4,486.5	$4,558.3	$4,649.5	$4,742.5	$4,837.3	$4,934.1	$5,032.7
Less: Depreciation	1,745.8	2,950.1	2,075.3	1,536.0	1,514.5	1,181.5	826.6	736.7	643.0	647.1
Less: Amortization	1,310.3	1,310.3	1,310.3	1,310.3	1,310.3	1,310.3	1,310.3	1,310.3	1,310.3	1,310.3

Taxable Income	$1,251.5	$91.9	$1,029.3	$1,640.2	$1,733.5	$2,157.7	$2,605.6	$2,790.3	$2,980.8	$3,075.3
Income Taxes	479.3	35.2	394.2	628.2	663.9	826.4	997.9	1,068.7	1,141.6	1,177.8

Net Income	$772.2	$56.7	$635.1	$1,012.0	$1,069.6	$1,331.3	$1,607.7	$1,721.6	$1,839.2	$1,897.5
Add Back: Depreciation and Amortization	3,056.1	4,260.4	3,385.6	2,846.3	2,824.8	2,491.8	2,136.9	2,047.0	1,953.3	1,957.4

After-Tax Cash Flow	$3,828.3	$4,317.1	$4,020.7	$3,858.3	$3,894.4	$3,823.1	$3,744.6	$3,768.6	$3,792.5	$3,854.9
Less: Change in Working Capital	(217.9)	24.2	33.9	38.8	38.9	49.4	50.4	51.4	52.4	53.5
Less: Capital Expenditures	594.9	594.9	594.9	594.9	594.9	594.9	594.9	594.9	594.9	594.9

Net After-Tax Cash Flow	$3,451.3	$3,698.0	$3,391.9	$3,224.6	$3,260.6	$3,178.8	$3,099.3	$3,122.3	$3,145.2	$3,206.5
Present Value Net After-Tax Cash Flow @ 10.5%	$3,283.2	$3,183.6	$2,642.7	$2,273.5	$2,080.5	$1,835.6	$1,619.6	$1,476.6	$1,346.1	$1,241.9
Cumulative Present Value Net After-Tax Cash Flow	$3,283.2	$6,466.8	$9,109.5	$11,383.0	$13,463.5	$15,299.1	$16,918.7	$18,395.3	$19,741.4	$20,983.3
Total Present Value Net After-Tax Cash Flow	$20,983.3

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Table 6
Valuation of Birmingham, Alabama
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$5,032.7
Operating Cash Flow Growth Rate	2.0%

Year 11 Terminal Operating Cash Flow	$5,133.4
Less: Depreciation	647.1

Taxable Income	$4,486.3

Tax Rate[2]	38.3%

Income Taxes	$1,718.3

Net Income	$2,768.0
Plus: Depreciation	647.1

After-Tax Cash Flow	3,415.1

Less: Capital Expenditures	$647.1
Less: Change in Working Capital	53.5

Estimated Perpetuity After-Tax Fee Cash Flow	$2,714.5

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.0%

Capitalization Rate	8.5%

Future Terminal Value	$31,935.8

Discounted Terminal Value @ 10.5%[2]	$11,766.7
Total Present Value Cash Flow[1]	20,983.3
Plus: Present Value Tax Benefit of Remaining Amortization	727.5

Fair Market Value of Birmingham	$33,477.5

[1]	See previous table.

[2]	See text.
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Table 7
Projected Dayton, Ohio Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Market Net Revenues	$31,648.0	$31,711.3	$31,838.1	$32,029.1	$32,285.3	$32,608.2	$32,934.3	$33,263.6	$33,596.2	$33,932.2
Dayton Market Revenue Share	24.6%	24.6%	24.6%	24.6%	24.6%	24.6%	24.6%	24.6%	24.6%	24.6%
Projected Dayton Revenues	$7,785.4	$7,801.0	$7,832.2	$7,879.2	$7,942.2	$8,021.6	$8,101.8	$8,182.8	$8,264.7	$8,347.3
Operating Profit Margin	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%
Operating Cash Flow	$1,946.4	$1,950.3	$1,958.1	$1,969.8	$1,985.6	$2,005.4	$2,025.5	$2,045.7	$2,066.2	$2,086.8
Less: Depreciation	650.4	1,080.2	725.4	508.8	504.5	361.1	211.4	186.9	161.3	162.5
Less: Amortization	735.6	735.6	735.6	735.6	735.6	735.6	735.6	735.6	735.6	735.6

Taxable Income	$560.4	$134.5	$497.1	$725.4	$745.5	$908.7	$1,078.5	$1,123.2	$1,169.3	$1,188.7
Income Taxes	221.9	53.3	196.9	287.3	295.2	359.8	427.1	444.8	463.0	470.7

Net Income	$338.5	$81.2	$300.2	$438.1	$450.3	$548.9	$651.4	$678.4	$706.3	$718.0
Add Back: Depreciation and Amortization	1,386.0	1,815.8	1,461.0	1,244.4	1,240.1	1,096.7	947.0	922.5	896.9	898.1

After-Tax Cash Flow	$1,724.5	$1,897.0	$1,761.2	$1,682.5	$1,690.4	$1,645.6	$1,598.4	$1,600.9	$1,603.2	$1,616.1
Less: Change in Working Capital	(82.4)	1.9	3.8	5.8	7.7	9.8	9.9	10.0	10.1	10.2
Less: Capital Expenditures	178.9	178.9	178.9	178.9	178.9	178.9	178.9	178.9	178.9	178.9

Net After-Tax Cash Flow	$1,628.0	$1,716.2	$1,578.5	$1,497.8	$1,503.8	$1,456.9	$1,409.6	$1,412.0	$1,414.2	$1,427.0
Present Value Net After-Tax Cash Flow @ 10.5%	$1,548.7	$1,477.5	$1,229.8	$1,056.1	$959.5	$841.3	$736.6	$667.8	$605.3	$552.7
Cumulative Present Value Net After-Tax Cash Flow	$1,548.7	$3,026.2	$4,256.0	$5,312.1	$6,271.6	$7,112.9	$7,849.5	$8,517.3	$9,122.6	$9,675.3
Total Present Value Net After-Tax Cash Flow	$9,675.3

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Table 8
Valuation of Dayton, Ohio
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$2,086.8
Operating Cash Flow Growth Rate	1.0%

Year 11 Terminal Operating Cash Flow	$2,107.7
Less: Depreciation	162.5

Taxable Income	$1,945.2

Tax Rate[2]	39.6%

Income Taxes	$770.3

Net Income	$1,174.9
Plus: Depreciation	162.5

After-Tax Cash Flow	1,337.4

Less: Capital Expenditures	$162.5
Less: Change in Working Capital	10.2

Estimated Perpetuity After-Tax Fee Cash Flow	$1,64.7

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	1.0%

Capitalization Rate	9.5%

Future Terminal Value	$12,260.0

Discounted Terminal Value @ 10.5%[2]	$4,517.2
Total Present Value Cash Flow[1]	9,675.3
Plus: Present Value Tax Benefit of Remaining Amortization	422.3

Fair Market Value of Dayton	$14,614.8

[1]	See previous table.

[2]	See text.
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Table 9
Projected Greenville, South Carolina Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Market Net Revenues	$34,592.0	$34,695.8	$34,904.0	$35,218.1	$35,640.7	$36,175.3	$36,717.9	$37,268.7	$37,827.7	$38,395.1
Greenville Market Revenue Share	18.2%	18.2%	18.2%	18.2%	18.2%	18.2%	18.2%	18.2%	18.2%	18.2%
Projected Greenville Revenues	$6,295.7	$6,314.6	$6,352.5	$6,409.7	$6,486.6	$6,583.9	$6,682.7	$6,782.9	$6,884.6	$6,987.9
Operating Profit Margin	28.6%	28.6%	28.6%	28.6%	28.6%	28.6%	28.6%	28.6%	28.6%	28.6%
Operating Cash Flow	$1,800.6	$1,806.0	$1,816.8	$1,833.2	$1,855.2	$1,883.0	$1,911.3	$1,939.9	$1,969.0	$1,998.5
Less: Depreciation	809.5	1,320.7	841.1	549.1	535.3	336.8	135.9	110.6	84.9	85.4
Less: Amortization	681.9	681.9	681.9	681.9	681.9	681.9	681.9	681.9	681.9	681.9

Taxable Income	$309.2	$(196.6)	$293.8	$602.2	$638.0	$864.3	$1,093.5	$1,147.4	$1,202.2	$1,231.2
Income Taxes	115.3	0.0	36.3	224.6	238.0	322.4	407.9	428.0	448.4	459.2

Net Income	$193.9	$(196.6)	$257.5	$377.6	$400.0	$541.9	$685.6	$719.4	$753.8	$772.0
Add Back: Depreciation and Amortization	1,491.4	2,002.6	1,523.0	1,231.0	1,217.2	1,018.7	817.8	792.5	766.8	767.3

After-Tax Cash Flow	$1,685.3	$1,806.0	$1,780.5	$1,608.6	$1,617.2	$1,560.6	$1,503.4	$1,511.9	$1,520.6	$1,539.3
Less: Change in Working Capital	(69.2)	2.3	4.7	7.0	9.5	12.0	12.2	12.3	12.5	12.7
Less: Capital Expenditures	1,923.5	73.5	73.5	73.5	73.5	73.5	73.5	73.5	73.5	73.5

Net After-Tax Cash Flow	$(169.0)	$1,730.2	$1,702.3	$1,528.1	$1,534.2	$1,475.1	$1,417.7	$1,426.1	$1,434.6	$1,453.1
Present Value Net After-Tax Cash Flow @ 10.5%	$(160.8)	$1,489.5	$1,326.3	$1,077.4	$979.0	$851.8	$740.9	$674.4	$614.0	$562.8
Cumulative Present Value Net After-Tax Cash Flow	$(160.8)	$1,328.7	$2,655.0	$3,732.4	$4,711.4	$5,563.2	$6,304.1	$6,978.5	$7,592.5	$8,155.3
Total Present Value Net After-Tax Cash Flow	$8,155.3

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Table 10
Valuation of Greenville, South Carolina
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$1,998.5
Operating Cash Flow Growth Rate	1.5%

Year 11 Terminal Operating Cash Flow	$2,028.5
Less: Depreciation	85.4

Taxable Income	$1,943.1

Tax Rate[2]	37.3%

Income Taxes	$724.8

Net Income	$1,218.3
Plus: Depreciation	85.4

After-Tax Cash Flow	1,303.7

Less: Capital Expenditures	$85.4
Less: Change in Working Capital	12.7

Estimated Perpetuity After-Tax Free Cash Flow	$1,205.6

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	1.5%

Capitalization Rate	9.0%

Future Terminal Value	$13,395.8

Discounted Terminal Value @ 10.5%[2]	$4,935.7
Total Present Value Cash Flow[1]	8,155.3
Plus: Present Value Tax Benefit of Remaining Amortization	368.7

Fair Market Value of Greenville	$13,459.7

[1]	See previous table.

[2]	See text.
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Table 11
Projected Honolulu, Hawaii Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$31,004.0	$31,159.0	$31,470.6	$31,942.7	$32,581.6	$33,396.1	$34,231.0	$35,086.8	$35,964.0	$36,863.1
Honolulu Market Revenue Share	27.9%	27.9%	27.9%	27.9%	27.9%	27.9%	27.9%	27.9%	27.9%	27.9%
Projected Honolulu Revenues	$8,650.1	$8,693.4	$8,780.3	$8,912.0	$9,090.3	$9,317.5	$9,550.4	$9,789.2	$10,034.0	$10,284.8
Operating Profit Margin	14.4%	14.4%	14.4%	14.4%	14.4%	14.4%	14.4%	14.4%	14.4%	14.4%
Operating Cash Flow	$1,245.6	$1,251.8	$1,264.4	$1,283.3	$1,309.0	$1,341.7	$1,375.3	$1,409.6	$1,444.9	$1,481.0
Less: Depreciation	1,258.0	2,090.2	1,402.6	978.3	946.4	684.9	413.3	343.0	271.0	272.9
Less: Amortization	128.6	128.6	128.6	128.6	128.6	128.6	128.6	128.6	128.6	128.6

Taxable Income	$(141.0)	$(967.0)	$(266.8)	$176.4	$234.0	$528.2	$833.4	$938.0	$1,045.3	$1,079.5
Income Taxes	0.0	0.0	0.0	0.0	0.0	0.0	151.7	358.3	399.3	412.4
Net Income	$(141.0)	$(967.0)	$(266.8)	$176.4	$234.0	$528.2	$681.7	$579.7	$646.0	$667.1
Add Back: Depreciation and Amortization	1,386.6	2,218.8	1,531.2	1,106.9	1,075.0	813.5	541.9	471.6	399.6	401.5

After-Tax Cash Flow	$1,245.6	$1,251.8	$1,264.4	$1,283.3	$1,309.0	$1,341.7	$1,223.6	$1,051.3	$1,045.6	$1,068.6
Less: Change in Working Capital	(92.3)	5.3	10.7	16.2	21.9	27.9	28.6	29.4	30.1	30.8
Less: Capital Expenditures	283.7	283.7	283.7	283.7	283.7	283.7	283.7	283.7	283.7	283.7

Net After-Tax Cash Flow	$1,054.2	$962.8	$970.0	$983.4	$1,003.4	$1,030.1	$911.3	$738.2	$731.8	$754.1
Present Value Net After-Tax Cash Flow @ 10.5%	$1,002.8	$828.9	$755.7	$693.4	$640.2	$594.8	$476.2	$349.1	$313.2	$292.1

Cumulative Present Value Net After-Tax Cash Flow	$1,002.8	$1,831.7	$2,587.4	$3,280.8	$3,921.0	$4,515.8	$4,992.0	$5,341.1	$5,654.3	$5,946.4
Total Present Value Net After-Tax Cash Flow	$5,946.4

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Table 12
Valuation of Honolulu, Hawaii
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$1,481.0
Operating Cash Flow Growth Rate	2.5%

Year 11 Terminal Operating Cash Flow	$1,518.0
Less: Depreciation	272.9

Taxable Income	$1,245.1

Tax Rate[2]	38.2%

Income Taxes	$475.6

Net Income	$769.5
Plus: Depreciation	272.9

After-Tax Cash Flow	1,042.4

Less: Capital Expenditures	$272.9
Less: Change in Working Capital	30.8

Estimated Perpetuity After-Tax Free Cash Flow	$738.7

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.5%

Capitalization Rate	8.0%

Future Terminal Value	$9,233.4

Discounted Terminal Value @ 10.5%[2]	$3,402.0
Total Present Value Cash Flow[1]	5,946.4
Plus: Present Value Tax Benefit of Remaining Amortization	71.2

Fair Market Value of Honolulu	$9,419.6

[1]	See previous table.

[2]	See text.
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Table 13
Projected Houston, Texas Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$301,208.0	$302,412.8	$304,832.1	$308,490.1	$313,425.9	$319,694.4	$326,088.3	$332,610.1	$339,262.3	$346,047.5
Houston Market Revenue Share	8.6%	8.6%	8.6%	8.6%	8.6%	8.6%	8.6%	8.6%	8.6%	8.6%
Projected Houston Revenues	$25,903.9	$26,007.5	$26,215.6	$26,530.1	$26,954.6	$27,493.7	$28,043.6	$28,604.5	$29,176.6	$29,760.1
Operating Profit Margin	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
Operating Cash Flow	$9,066.4	$9,102.6	$9,175.5	$9,285.5	$9,434.1	$9,622.8	$9,815.3	$10,011.6	$10,211.8	$10,416.0
Less: Depreciation	2,128.9	3,528.5	2,357.8	1,648.7	1,661.1	1,165.8	648.0	599.5	547.1	551.2
Less: Amortization	4,535.8	4,535.8	4,535.8	4,535.8	4,535.8	4,535.8	4,535.8	4,535.8	4,535.8	4,535.8

Taxable Income	$2,401.7	$1,038.3	$2,281.9	$3,101.0	$3,237.2	$3,921.2	$4,631.5	$4,876.3	$5,128.9	$5,329.0
Income Taxes	833.4	360.3	791.8	1,076.0	1,123.3	1,360.7	1,607.1	1,692.1	1,779.7	1,849.2

Net Income	$1,568.3	$678.0	$1,490.1	$2,025.0	$2,113.9	$2,560.5	$3,024.4	$3,184.2	$3,349.2	$3,479.8
Add Back: Depreciation and Amortization	6,664.7	8,064.3	6,893.6	6,184.5	6,196.9	5,701.6	5,183.8	5,135.3	5,082.9	5,087.0

After-Tax Cash Flow	$8,233.0	$8,742.3	$8,383.7	$8,209.5	$8,310.8	$8,262.1	$8,208.2	$8,319.5	$8,432.1	$8,566.8
Less: Change in Working Capital	(288.5)	12.7	25.6	38.7	52.2	66.3	67.6	69.0	70.4	71.8
Less: Capital Expenditures	600.4	600.4	600.4	600.4	600.4	600.4	600.4	600.4	600.4	600.4

Net After-Tax Cash Flow	$7,921.1	$8,129.2	$7,757.7	$7,570.4	$7,658.2	$7,595.4	$7,540.2	$7,650.1	$7,761.3	$7,894.6
Present Value Net After-Tax Cash Flow @ 10.5%	$7,535.4	$6,998.5	$6,044.0	$5,337.7	$4,886.5	$4,385.9	$3,940.3	$3,617.8	$3,321.7	$3,057.7
Cumulative Present Value Net After-Tax Cash Flow	$7,535.4	$14,533.9	$20,577.9	$25,915.6	$30,802.1	$35,188.0	$39,128.3	$42,746.1	$46,067.8	$49,125.5
Total Present Value Net After-Tax Cash Flow	$49,125.5

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Table 14
Valuation of Houston, Texas
(Income Approach)
(Dollar Amounts Shown In Thousands)

Year 10 Operating Cash Flow[1]	$10,416.0
Operating Cash Flow Growth Rate	2.0%

Year 11 Terminal Operating Cash Flow	$10,624.3
Less: Depreciation	551.2

Taxable Income	$10,073.1

Tax Rate[2]	34.7%

Income Taxes	$3,495.4

Net Income	$6,577.7
Plus: Depreciation	551.2

After-Tax Cash Flow	7,128.9

Less: Capital Expenditures	$551.2
Less: Change in Working Capital	71.8

Estimated Perpetuity After-Tax Free Cash Flow	$6,505.9

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.0%

Capitalization Rate	8.5%

Future Terminal Value	$76,540.4

Discounted Terminal Value @ 10.5%[2]	$28,201.2
Total Present Value Cash Flow[1]	49,125.5
Plus: Present Value Tax Benefit of Remaining Amortization	2,281.6

Fair Market Value of Houston	$79,608.3

[1]	See previous table.

[2]	See text.
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Table 15
Projected Jacksonville, Florida Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$53,360.0	$53,626.8	$54,163.1	$54,975.5	$56,075.0	$57,476.9	$58,913.8	$60,386.6	$61,896.3	$63,443.7
Jacksonville Market Revenue Share	31.9%	31.9%	31.9%	31.9%	31.9%	31.9%	31.9%	31.9%	31.9%	31.9%
Projected Jacksonville Revenues	$17,021.8	$17,106.9	$17,278.0	$17,537.2	$17,887.9	$18,335.1	$18,793.5	$19,263.3	$19,744.9	$20,238.5
Operating Profit Margin	17.4%	17.4%	17.4%	17.4%	17.4%	17.4%	17.4%	17.4%	17.4%	17.4%
Operating Cash Flow	$2,961.8	$2,976.6	$3,006.4	$3,051.5	$3,112.5	$3,190.3	$3,270.1	$3,351.8	$3,435.6	$3,521.5
Less: Depreciation	1,621.3	2,718.6	1,874.7	1,359.3	1,351.9	1,011.7	654.3	594.5	531.7	534.9
Less: Amortization	685.1	685.1	685.1	685.1	685.1	685.1	685.1	685.1	685.1	685.1

Taxable Income	$655.4	$(427.1)	$446.6	$1,007.1	$1,075.5	$1,493.5	$1,930.7	$2,072.2	$2,218.8	$2,301.5
Income Taxes	246.4	0.0	7.3	378.7	404.4	561.6	725.9	779.1	834.3	865.4

Net Income	$409.0	$(427.1)	$439.3	$628.4	$671.1	$931.9	$1,204.8	$1,293.1	$1,384.5	$1,436.1
Add Back: Depreciation and Amortization	2,306.4	3,403.7	2,559.8	2,044.4	2,037.0	1,696.8	1,339.4	1,279.6	1,216.8	1,220.0

After-Tax Cash Flow	$2,715.4	$2,976.6	$2,999.1	$2,672.8	$2,708.1	$2,628.7	$2,544.2	$2,572.7	$2,601.3	$2,656.1
Less: Change in Working Capital	(185.2)	10.5	21.0	31.9	43.1	55.0	56.4	57.8	59.2	60.7
Less: Capital Expenditures	479.7	479.7	479.7	479.7	479.7	479.7	479.7	479.7	479.7	479.7

Net After-Tax Cash Flow	$2,420.9	$2,486.4	$2,498.4	$2,161.2	$2,185.3	$2,094.0	$2,008.1	$2,035.2	$2,062.4	$2,115.7
Present Value Net After-Tax Cash Flow @ 10.5%	$2,303.0	$2,140.6	$1,946.5	$1,523.8	$1,394.4	$1,209.2	$1,049.4	$962.5	$882.6	$819.4
Cumulative Present Value Net After-Tax Cash Flow	$2,303.0	$4,443.6	$6,390.1	$7,913.9	$9,308.3	$10,517.5	$11,566.9	$12,529.4	$13,412.0	$14,231.4
Total Present Value Net After-Tax Cash Flow	$14,231.4

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Table 16
Valuation of Jacksonville, Florida
(Income Approach)
(Dollar Amounts Shown In Thousands)

Year 10 Operating Cash Flow[1]	$3,521.5
Operating Cash Flow Growth Rate	2.5%

Year 11 Terminal Operating Cash Flow	$3,609.5
Less: Depreciation	534.9

Taxable Income	$3,074.6

Tax Rate[2]	37.6%

Income Taxes	$1,156.0

Net Income	$1,918.6
Plus: Depreciation	534.9

After-Tax Cash Flow	2,453.5

Less: Capital Expenditures	$534.9
Less: Change in Working Capital	60.7

Estimated Perpetuity After-Tax Free Cash Flow	$1,857.9

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.5%

Capitalization Rate	8.0%

Future Terminal Value	$23,223.1

Discounted Terminal Value @ 10.5%[2]	$8,556.5
Total Present Value Cash Flow[1]	14,231.4
Plus: Present Value Tax Benefit of Remaining Amortization	373.4

Fair Market Value of Jacksonville	$23,161.3

[1]	See previous table.

[2]	See text.
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Table 17
Projected Long Island, New York Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$44,436.0	$44,658.2	$45,104.8	$45,781.4	$46,697.0	$47,864.4	$49,061.0	$50,287.5	$51,544.7	$52,833.3
Long Island Market Revenue Share	41.0%	41.0%	41.0%	41.0%	41.0%	41.0%	41.0%	41.0%	41.0%	41.0%
Projected Long Island Revenues	$18,218.8	$18,309.9	$18,493.0	$18,770.4	$19,145.8	$19,624.4	$20,115.0	$20,617.9	$21,133.3	$21,661.7
Operating Profit Margin	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%
Operating Cash Flow	$7,925.2	$7,964.8	$8,044.5	$8,165.1	$8,328.4	$8,536.6	$8,750.0	$8,968.8	$9,193.0	$9,422.8
Less: Depreciation	874.5	1,523.2	1,157.3	929.8	935.8	804.9	653.1	600.9	544.9	548.8
Less: Amortization	4,179.0	4,179.0	4,179.0	4,179.0	4,179.0	4,179.0	4,179.0	4,179.0	4,179.0	4,179.0

Taxable Income	$2,871.7	$2,262.6	$2,708.2	$3,056.3	$3,213.6	$3,552.7	$3,917.9	$4,188.9	$4,469.1	$4,695.0
Income Taxes	1,120.0	882.4	1,056.2	1,192.0	1,253.3	1,385.6	1,528.0	1,633.7	1,742.9	1,831.1

Net Income	$1,751.7	$1,380.2	$1,652.0	$1,864.3	$1,960.3	$2,167.1	$2,389.9	$2,555.2	$2,726.2	$2,863.9
Add Back: Depreciation and Amortization	5,053.5	5,702.2	5,336.3	5,108.8	5,114.8	4,983.9	4,832.1	4,779.9	4,723.9	4,727.8

After-Tax Cash Flow	$6,805.2	$7,082.4	$6,988.3	$6,973.1	$7,075.1	$7,151.0	$7,222.0	$7,335.1	$7,450.1	$7,591.7
Less: Change in Working Capital	(209.0)	11.2	22.5	34.1	46.2	58.9	60.3	61.9	63.4	65.0
Less: Capital Expenditures	578.5	578.5	578.5	578.5	578.5	578.5	578.5	578.5	578.5	578.5

Net After-Tax Cash Flow	$6,435.7	$6,492.7	$6,387.3	$6,360.5	$6,450.4	$6,513.6	$6,583.2	$6,694.7	$6,808.2	$6,948.2
Present Value Net After-Tax Cash Flow @ 10.5%	$6,122.3	$5,589.6	$4,976.3	$4,484.6	$4,115.8	$3,761.2	$3,440.2	$3,166.0	$2,913.8	$2,691.1
Cumulative Present Value Net After-Tax Cash Flow	$6,122.3	$11,711.9	$16,688.2	$21,172.8	$25,288.6	$29,049.8	$32,490.0	$35,656.0	$38,569.8	$41,260.9
Total Present Value Net After-Tax Cash Flow	$41,260.9

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Table 18
Valuation of Long Island, New York
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$9,422.8
Operating Cash Flow Growth Rate	2.5%

Year 11 Terminal Operating Cash Flow	$9,658.4
Less: Depreciation	548.8

Taxable Income	$9,109.6

Tax Rate[2]	39.0%

Income Taxes	$3,552.7

Net Income	$5,556.9
Plus: Depreciation	548.8

After-Tax Cash Flow	$6,105.7

Less: Capital Expenditures	$548.8
Less: Change in Working Capital	65.0

Estimated Perpetuity After-Tax Free Cash Flow	$5,491.9

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.5%

Capitalization Rate	8.0%

Future Terminal Value	$68,648.2

Discounted Terminal Value @ 10.5%[2]	$25,293.4
Total Present Value Cash Flow[1]	41,260.9
Plus: Present Value Tax Benefit of Remaining Amortization	2,362.7

Fair Market Value of Long Island	$68,917.0

[1]	See previous table.

[2]	See text.
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Table 19
Projected Louisville, Kentucky Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$40,664.0	$40,786.0	$41,030.7	$41,400.0	$41,896.8	$42,525.3	$43,163.2	$43,810.6	$44,467.8	$45,134.8
Louisville Market Revenue Share	14.4%	14.4%	14.4%	14.4%	14.4%	14.4%	14.4%	14.4%	14.4%	14.4%
Projected Louisville Revenues	$5,855.6	$5,873.2	$5,908.4	$5,961.6	$6,033.1	$6,123.6	$6,215.5	$6,308.7	$6,403.4	$6,499.4
Operating Profit Margin	2.2%	6.5%	10.8%	15.1%	19.4%	21.5%	21.5%	21.5%	21.5%	21.5%
Operating Cash Flow	$128.8	$381.8	$638.1	$900.2	$1,170.4	$1,316.6	$1,336.3	$1,356.4	$1,376.7	$1,397.4
Less: Depreciation	582.3	978.3	677.0	490.5	477.8	366.1	247.9	212.7	176.2	177.4
Less: Amortization	220.7	220.7	220.7	220.7	220.7	220.7	220.7	220.7	220.7	220.7

Taxable Income	$(674.2)	$(817.2)	$(259.6)	$189.0	$471.9	$729.8	$867.7	$923.0	$979.8	$999.3
Income Taxes	0.0	0.0	0.0	0.0	0.0	0.0	195.9	356.3	378.2	385.7

Net Income	$(674.2)	$(817.2)	$(259.6)	$189.0	$471.9	$729.8	$671.8	$566.7	$601.6	$613.6
Add Back: Depreciation and Amortization	803.0	1,199.0	897.7	711.2	698.5	586.8	468.6	433.4	396.9	398.1

After-Tax Cash Flow	$128.8	$381.8	$638.1	$900.2	$1,170.4	$1,316.6	$1,140.4	$1,000.1	$998.5	$1,011.7
Less: Change in Working Capital	(60.0)	2.2	4.3	6.5	8.8	11.1	11.3	11.5	11.6	11.8
Less: Capital Expenditures	183.1	183.1	183.1	183.1	183.1	183.1	183.1	183.1	183.1	183.1

Net After-Tax Cash Flow	$5.7	$196.5	$450.7	$710.6	$978.5	$1,122.4	$946.0	$805.5	$803.8	$816.8
Present Value Net After-Tax Cash Flow @ 10.5%	$5.5	$169.2	$351.1	$501.0	$624.4	$648.1	$494.4	$381.0	$344.0	$316.4
Cumulative Present Value Net After-Tax Cash Flow	$5.5	$174.7	$525.8	$1,026.8	$1,651.2	$2,299.3	$2,793.7	$3,174.7	$3,518.7	$3,835.1
Total Present Value Net After-Tax Cash Flow	$3,835.1

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Table 20
Valuation of Louisville, Kentucky
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$1,397.4
Operating Cash Flow Growth Rate	1.5%

Year 11 Terminal Operating Cash Flow	$1,418.4
Less: Depreciation	177.4

Taxable Income	$1,241.0

Tax Rate[2]	38.6%

Income Taxes	$479.0

Net Income	$762.0
Plus: Depreciation	177.4

After-Tax Cash Flow	$939.4

Less: Capital Expenditures	$177.4
Less: Change in Working Capital	11.8

Estimated Perpetuity After-Tax Free Cash Flow	$750.2

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	1.5%

Capitalization Rate	9.0%

Future Terminal Value	$8,335.3

Discounted Terminal Value @ 10.5%[2]	$3,071.1
Total Present Value Cash Flow[1]	3,835.1
Plus: Present Value Tax Benefit of Remaining Amortization	123.5

Fair Market Value of Louisville	$7,029.7

[1]	See previous table.

[2]	See text.
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Table 21
Projected Miami, Florida Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$239,292.0	$240,488.5	$242,893.4	$246,536.8	$251,467.5	$257,754.2	$264,198.1	$270,803.1	$277,573.2	$284,512.5
Miami Market Revenue Share	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%
Projected Miami Revenues	$35,893.8	$36,073.3	$36,434.0	$36,980.5	$37,720.1	$38,663.1	$39,629.7	$40,620.5	$41,636.0	$42,676.9
Operating Profit Margin	46.0%	46.0%	46.0%	46.0%	46.0%	46.0%	46.0%	46.0%	46.0%	46.0%
Operating Cash Flow	$16,511.1	$16,593.7	$16,759.6	$17,011.0	$17,351.2	$17,785.0	$18,229.7	$18,685.4	$19,152.6	$19,631.4
Less: Depreciation	1,375.7	2,353.7	1,709.7	1,309.9	1,291.2	1,058.6	804.5	719.4	630.5	634.4
Less: Amortization	9,265.5	9,265.5	9,265.5	9,265.5	9,265.5	9,265.5	9,265.5	9,265.5	9,265.5	9,265.5

Taxable Income	$5,869.9	$4,974.5	$5,784.4	$6,435.6	$6,794.5	$7,460.9	$8,159.7	$8,700.5	$9,256.6	$9,731.5
Income Taxes	2,207.1	1,870.4	2,174.9	2,419.8	2,554.7	2,805.3	3,068.0	3,271.4	3,480.5	3,659.0

Net Income	$3,662.8	$3,104.1	$3,609.5	$4,015.8	$4,239.8	$4,655.6	$5,091.7	$5,429.1	$5,776.1	$6,072.5
Add Back: Depreciation and Amortization	10,641.2	11,619.2	10,975.2	10,575.4	10,556.7	10,324.1	10,070.0	9,984.9	9,896.0	9,899.9

After-Tax Cash Flow	$14,304.0	$14,723.3	$14,584.7	$14,591.2	$14,796.5	$14,979.7	$15,161.7	$15,414.0	$15,672.1	$15,972.4
Less: Change in Working Capital	(403.3)	22.1	44.4	67.2	91.0	116.0	118.9	121.9	124.9	128.0
Less: Capital Expenditures	582.8	582.8	582.8	582.8	582.8	582.8	582.8	582.8	582.8	582.8

Net After-Tax Cash Flow	$14,124.5	$14,118.4	$13,957.5	$13,941.2	$14,122.7	$14,280.9	$14,460.0	$14,709.3	$14,964.4	$15,261.6
Present Value Net After-Tax Cash Flow @ 10.5%	$13,436.7	$12,154.7	$10,874.3	$9,829.5	$9,011.3	$8,246.4	$7,556.4	$6,956.3	$6,404.4	$5,911.0
Cumulative Present Value Net After-Tax Cash Flow	$13,436.7	$25,591.4	$36,465.7	$46,295.2	$55,306.5	$63,552.9	$71,109.3	$78,065.6	$84,470.0	$90,381.0
Total Present Value Net After-Tax Cash Flow	$90,381.0

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Table 22
Valuation of Miami, Florida
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$19,631.4
Operating Cash Flow Growth Rate	2.5%

Year 11 Terminal Operating Cash Flow	$20,122.2
Less: Depreciation	634.4

Taxable Income	$19,487.8

Tax Rate[2]	37.6%

Income Taxes	$7,327.4

Net Income	$12,160.4
Plus: Depreciation	634.4

After-Tax Cash Flow	12,794.8

Less: Capital Expenditures	$634.4
Less: Change in Working Capital	128.0

Estimated Perpetuity After-Tax Free Cash Flow	$12,032.4

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.5%

Capitalization Rate	8.0%

Future Terminal Value	$150,404.8

Discounted Terminal Value @ 10.5%[2]	$55,416.5
Total Present Value Cash Flow[1]	90,381.0
Plus: Present Value Tax Benefit of Remaining Amortization	5,050.3

Fair Market Value of Miami	$150,847.8

[1]	See previous table.

[2]	See text.
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Table 23
Projected Orlando, Florida Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$117,392.0	$117,979.0	$119,158.8	$120,946.2	$123,365.1	$126,449.2	$129,610.4	$132,850.7	$136,172.0	$139,576.3
Orlando Market Revenue Share	34.7%	34.7%	34.7%	34.7%	34.7%	34.7%	34.7%	34.7%	34.7%	34.7%
Projected Orlando Revenues	$40,735.0	$40,938.7	$41,348.1	$41,968.3	$42,807.7	$43,877.9	$44,974.8	$46,099.2	$47,251.7	$48,433.0
Operating Profit Margin	44.0%	44.0%	44.0%	44.0%	44.0%	44.0%	44.0%	44.0%	44.0%	44.0%
Operating Cash Flow	$17,923.4	$18,013.0	$18,193.2	$18,466.1	$18,835.4	$19,306.3	$19,788.9	$20,283.6	$20,790.7	$21,310.5
Less: Depreciation	2,694.7	4,551.5	3,204.9	2,386.0	2,410.8	1,856.6	1,263.4	1,183.1	1,096.0	1,103.1
Less: Amortization	9,181.8	9,181.8	9,181.8	9,181.8	9,181.8	9,181.8	9,181.8	9,181.8	9,181.8	9,181.8

Taxable Income	$6,046.9	$4,279.7	$5,806.5	$6,898.3	$7,242.8	$8,267.9	$9,343.7	$9,918.7	$10,512.9	$11,025.6
Income Taxes	2,273.6	1,609.2	2,183.2	2,593.8	2,723.3	3,108.7	3,513.2	3,729.4	3,952.9	4,145.6

Net Income	$3,773.3	$2,670.5	$3,623.3	$4,304.5	$4,519.5	$5,159.2	$5,830.5	$6,189.3	$6,560.0	$6,880.0
Add Back: Depreciation and Amortization	11,876.5	13,733.3	12,386.7	11,567.8	11,592.6	11,038.4	10,445.2	10,364.9	10,277.8	10,284.9

After-Tax Cash Flow	$15,649.8	$16,403.8	$16,010.0	$15,872.3	$16,112.1	$16,197.6	$16,275.7	$16,554.2	$16,837.8	$17,164.9
Less: Change in Working Capital	(439.7)	25.1	50.4	76.3	103.2	131.6	134.9	138.3	141.8	145.3
Less: Capital Expenditures	1,048.1	1,048.1	1,048.1	1,048.1	1,048.1	1,048.1	1,048.1	1,048.1	1,048.1	1,048.1

Net After-Tax Cash Flow	$15,041.4	$15,330.6	$14,911.5	$14,747.9	$14,960.8	$15,017.9	$15,092.7	$15,367.8	$15,647.9	$15,971.5
Present Value Net After-Tax Cash Flow @ 10.5%	$14,308.9	$13,198.3	$11,617.6	$10,398.3	$9,546.0	$8,671.9	$7,887.0	$7,267.7	$6,697.0	$6,185.9
Cumulative Present Value Net After-Tax Cash Flow	$14,308.9	$27,507.2	$39,124.8	$49,523.1	$59,069.1	$67,741.0	$75,628.0	$82,895.7	$89,592.7	$95,778.6
Total Present Value Net After-Tax Cash Flow	$95,778.6

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Table 24
Valuation of Orlando, Florida
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$21,310.5
Operating Cash Flow Growth Rate	2.5%

Year 11 Terminal Operating Cash Flow	$21,843.3
Less: Depreciation	1,103.1

Taxable Income	$20,740.2

Tax Rate[2]	37.6%

Income Taxes	$7,798.3

Net Income	$12,941.9
Plus: Depreciation	1,103.1

After-Tax Cash Flow	14,045.0

Less: Capital Expenditures	$1,103.1
Less: Change in Working Capital	145.3

Estimated Perpetuity After-Tax Free Cash Flow	$12,796.6

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.5%

Capitalization Rate	8.0%

Future Terminal Value	$159,957.3

Discounted Terminal Value @ 10.5%[2]	$58,936.1
Total Present Value Cash Flow[1]	95,778.6
Plus: Present Value Tax Benefit of Remaining Amortization	5,004.7

Fair Market Value of Orlando	$159,719.4

[1]	See previous table.

[2]	See text.
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Table 25
Projected Richmond, Virginia Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$45,724.0	$45,952.6	$46,412.1	$47,108.3	$48,050.5	$49,251.8	$50,483.1	$51,745.2	$53,038.8	$54,364.8
Richmond Market Revenue Share	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%
Projected Richmond Revenues	$10,973.8	$11,028.6	$11,138.9	$11,306.0	$11,532.1	$11,820.4	$12,115.9	$12,418.8	$12,729.3	$13,047.6
Operating Profit Margin	17.0%	17.5%	18.0%	18.5%	19.0%	19.5%	20.0%	20.0%	20.0%	20.0%
Operating Cash Flow	$1,865.5	$1,930.0	$2,005.0	$2,091.6	$2,191.1	$2,305.0	$2,423.2	$2,483.8	$2,545.9	$2,609.5
Less: Depreciation	1,119.4	1,865.4	1,261.2	887.6	858.1	632.6	396.6	328.8	259.3	261.2
Less: Amortization	775.5	775.5	775.5	775.5	775.5	775.5	775.5	775.5	775.5	775.5

Taxable Income	$(29.4)	$(710.9)	$(31.7)	$428.5	$557.5	$896.9	$1,251.1	$1,379.5	$1,511.1	$1,572.8
Income Taxes	0.0	0.0	0.0	0.0	81.3	340.8	475.4	524.2	574.2	597.7

Net Income	$(29.4)	$(710.9)	$(31.7)	$428.5	$476.2	$556.1	$775.7	$855.3	$936.9	$975.1
Add Back: Depreciation and Amortization	1,894.9	2,640.9	2,036.7	1,663.1	1,633.6	1,408.1	1,172.1	1,104.3	1,034.8	1,036.7

After-Tax Cash Flow	$1,865.5	$1,930.0	$2,005.0	$2,091.6	$2,109.8	$1,964.2	$1,947.8	$1,959.6	$1,971.7	$2,011.8
Less: Change in Working Capital	(120.2)	6.7	13.6	20.6	27.8	35.5	36.3	37.3	38.2	39.2
Less: Capital Expenditures	721.9	288.4	288.4	288.4	288.4	288.4	288.4	288.4	288.4	288.4

Net After-Tax Cash Flow	$1,263.8	$1,634.9	$1,703.0	$1,782.6	$1,793.6	$1,640.3	$1,623.1	$1,633.9	$1,645.1	$1,684.2
Present Value Net After-Tax Cash Flow @ 10.5%	$1,202.2	$1,407.5	$1,326.8	$1,256.9	$1,144.4	$947.2	$848.2	$772.7	$704.1	$652.3
Cumulative Present Value Net After-Tax Cash Flow	$1,202.2	$2,609.7	$3,936.5	$5,193.4	$6,337.8	$7,285.0	$8,133.2	$8,905.9	$9,610.0	$10,262.3
Total Present Value Net After-Tax Cash Flow	$10,262.3

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Table 26
Valuation of Richmond, Virginia
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$2,609.5
Operating Cash Flow Growth Rate	2.5%

Year 11 Terminal Operating Cash Flow	$2,674.7
Less: Depreciation	261.2

Taxable Income	$2,413.5

Tax Rate[2]	38.0%

Income Taxes	$917.1

Net Income	$1,496.4
Plus: Depreciation	261.2

After-Tax Cash Flow	1,757.6

Less: Capital Expenditures	$261.2
Less: Change in Working Capital	39.2

Estimated Perpetuity After-Tax Free Cash Flow	$1,457.2

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.5%

Capitalization Rate	8.0%

Future Terminal Value	$18,214.6

Discounted Terminal Value @ 10.5%[2]	$6,711.1
Total Present Value Cash Flow[1]	10,262.3
Plus: Present Value Tax Benefit of Remaining Amortization	427.2

Fair Market Value of Richmond	$17,400.6

[1]	See previous table.

[2]	See text.
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Table 27
Projected San Antonio, Texas Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$92,920.0	$93,384.6	$94,318.4	$95,733.2	$97,647.9	$100,089.1	$102,591.3	$105,156.1	$107,785.0	$110,479.6
San Antonio Market Revenue Share	24.2%	24.2%	24.2%	24.2%	24.2%	24.2%	24.2%	24.2%	24.2%	24.2%
Projected San Antonio Revenues	$22,486.6	$22,599.1	$22,825.1	$23,167.4	$23,630.8	$24,221.6	$24,827.1	$25,447.8	$26,084.0	$26,736.1
Operating Profit Margin	27.0%	27.0%	27.0%	27.0%	27.0%	27.0%	27.0%	27.0%	27.0%	27.0%
Operating Cash Flow	$6,071.4	$6,101.8	$6,162.8	$6,255.2	$6,380.3	$6,539.8	$6,703.3	$6,870.9	$7,042.7	$7,218.7
Less: Depreciation	1,797.7	3,012.2	2,072.4	1,497.0	1,486.1	1,113.2	719.1	644.2	565.6	569.5
Less: Amortization	2,601.0	2,601.0	2,601.0	2,601.0	2,601.0	2,601.0	2,601.0	2,601.0	2,601.0	2,601.0

Taxable Income	$1,672.7	$488.6	$1,489.4	$2,157.2	$2,293.2	$2,825.6	$3,383.2	$3,625.7	$3,876.1	$4,048.2
Income Taxes	667.4	195.0	594.3	860.7	915.0	1,127.4	1,349.9	1,446.7	1,546.6	1,615.2

Net Income	$1,005.3	$293.6	$895.1	$1,296.5	$1,378.2	$1,698.2	$2,033.3	$2,179.0	$2,329.5	$2,433.0
Add Back: Depreciation and Amortization	4,398.7	5,613.2	4,673.4	4,098.0	4,087.1	3,714.2	3,320.1	3,245.2	3,166.6	3,170.5

After-Tax Cash Flow	$5,404.0	$5,906.8	$5,568.5	$5,394.5	$5,465.3	$5,412.4	$5,353.4	$5,424.2	$5,496.1	$5,603.5
Less: Change in Working Capital	(244.9)	13.8	27.8	42.1	57.0	72.7	74.5	76.3	78.3	80.2
Less: Capital Expenditures	576.5	576.5	576.5	576.5	576.5	576.5	576.5	576.5	576.5	576.5

Net After-Tax Cash Flow	$5,072.4	$5,316.5	$4,964.2	$4,775.9	$4,831.8	$4,763.2	$4,702.4	$4,771.4	$4,841.3	$4,946.8
Present Value Net After-Tax Cash Flow @ 10.5%	$4,825.4	$4,577.0	$3,867.6	$3,367.3	$3,083.0	$2,750.5	$2,457.3	$2,256.4	$2,072.0	$1,915.9
Cumulative Present Value Net After-Tax Cash Flow	$4,825.4	$9,402.4	$13,270.0	$16,637.3	$19,720.3	$22,470.8	$24,928.1	$27,184.5	$29,256.5	$31,172.4
Total Present Value Net After-Tax Cash Flow	$31,172.4

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Table 28
Valuation of San Antonio, Texas
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$7,218.7
Operating Cash Flow Growth Rate	2.5%

Year 11 Terminal Operating Cash Flow	$7,399.2
Less: Depreciation	569.5

Taxable Income	$6,829.7

Tax Rate[2]	39.9%

Income Taxes	$2,725.1

Net Income	$4,104.6
Plus: Depreciation	569.5

After-Tax Cash Flow	4,674.1

Less: Capital Expenditures	$569.5
Less: Change in Working Capital	80.2

Estimated Perpetuity After-Tax Free Cash Flow	$4,024.4

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.5%

Capitalization Rate	8.0%

Future Terminal Value	$50,305.6

Discounted Terminal Value @ 10.5%[2]	$18,535.0
Total Present Value Cash Flow[1]	31,172.4
Plus: Present Value Tax Benefit of Remaining Amortization	1,504.4

Fair Market Value of San Antonio	$51,211.8

[1]	See previous table.

[2]	See text.
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Table 29
Projected Tampa, Florida Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$125,488.0	$126,115.4	$127,376.6	$129,287.2	$131,872.9	$135,169.7	$138,548.9	$142,012.6	$145,562.9	$149,202.0
Tampa Market Revenue Share	23.4%	23.4%	23.4%	23.4%	23.4%	23.4%	23.4%	23.4%	23.4%	23.4%
Projected Tampa Revenues	$29,364.2	$29,511.0	$29,806.1	$30,253.2	$30,858.3	$31,629.7	$32,420.4	$33,230.9	$34,061.7	$34,913.3
Operating Profit Margin	37.0%	37.0%	37.0%	37.0%	37.0%	37.0%	37.0%	37.0%	37.0%	37.0%
Operating Cash Flow	$10,864.8	$10,919.1	$11,028.3	$11,193.7	$11,417.6	$11,703.0	$11,995.5	$12,295.4	$12,602.8	$12,917.9
Less: Depreciation	1,576.1	2,628.0	1,783.5	1,267.5	1,257.8	918.9	563.1	501.6	437.1	440.3
Less: Amortization	5,962.9	5,962.9	5,962.9	5,962.9	5,962.9	5,962.9	5,962.9	5,962.9	5,962.9	5,962.9

Taxable Income	$3,325.8	$2,328.2	$3,281.9	$3,963.3	$4,196.9	$4,821.2	$5,469.5	$5,830.9	$6,202.8	$6,514.7
Income Taxes	1,250.5	875.4	1,234.0	1,490.2	1,578.0	1,812.8	2,056.5	2,192.4	2,332.3	2,449.5

Net Income	$2,075.3	$1,452.8	$2,047.9	$2,473.1	$2,618.9	$3,008.4	$3,413.0	$3,638.5	$3,870.5	$4,065.2
Add Back: Depreciation and Amortization	7,539.0	8,590.9	7,746.4	7,230.4	7,220.7	6,881.8	6,526.0	6,464.5	6,400.0	6,403.2

After-Tax Cash Flow	$9,614.3	$10,043.7	$9,794.3	$9,703.5	$9,839.6	$9,890.2	$9,939.0	$10,103.0	$10,270.5	$10,468.4
Less: Change in Working Capital	(321.3)	18.1	36.3	55.0	74.4	94.9	97.3	99.7	102.2	104.7
Less: Capital Expenditures	463.8	463.8	463.8	463.8	463.8	463.8	463.8	463.8	463.8	463.8

Net After-Tax Cash Flow	$9,471.8	$9,561.8	$9,294.2	$9,184.7	$9,301.4	$9,331.5	$9,377.9	$9,539.5	$9,704.5	$9,899.9
Present Value Net After-Tax Cash Flow @ 10.5%	$9,010.6	$8,231.9	$7,241.1	$6,475.9	$5,934.9	$5,388.4	$4,900.6	$4,511.4	$4,153.3	$3,834.3
Cumulative Present Value Net After-Tax Cash Flow	$9,010.6	$17,242.5	$24,483.6	$30,959.5	$36,894.4	$42,282.8	$47,183.4	$51,694.8	$55,848.1	$59,682.4
Total Present Value Net After-Tax Cash Flow	$59,682.4

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Table 30
Valuation of Tampa, Florida
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$12,917.9
Operating Cash Flow Growth Rate	2.5%

Year 11 Terminal Operating Cash Flow	$13,240.8
Less: Depreciation	440.3

Taxable Income	$12,800.5

Tax Rate[2]	37.6%

Income Taxes	$4,813.0

Net Income	$7,987.5
Plus: Depreciation	440.3

After-Tax Cash Flow	8,427.8

Less: Capital Expenditures	$440.3
Less: Change in Working Capital	104.7

Estimated Perpetuity After-Tax Free Cash Flow	$7,882.8

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.5%

Capitalization Rate	8.0%

Future Terminal Value	$98,535.2

Discounted Terminal Value @ 10.5%[2]	$36,305.2
Total Present Value Cash Flow[1]	59,682.4
Plus: Present Value Tax Benefit of Remaining Amortization	3,250.2

Fair Market Value of Tampa	$99,237.8

[1]	See previous table.

[2]	See text.
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Table 31
Projected Tulsa, Oklahoma Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$39,284.0	$39,401.9	$39,638.3	$39,995.0	$40,474.9	$41,082.0	$41,698.2	$42,323.7	$42,958.6	$43,603.0
Tulsa Market Revenue Share	37.5%	37.5%	37.5%	37.5%	37.5%	37.5%	37.5%	37.5%	37.5%	37.5%
Projected Tulsa Revenues	$14,731.5	$14,775.7	$14,864.4	$14,998.1	$15,178.1	$15,405.8	$15,636.8	$15,871.4	$16,109.5	$16,351.1
Operating Profit Margin	28.5%	28.5%	28.5%	28.5%	28.5%	28.5%	28.5%	28.5%	28.5%	28.5%
Operating Cash Flow	$4,198.5	$4,211.1	$4,236.4	$4,274.5	$4,325.8	$4,390.7	$4,456.5	$4,523.3	$4,591.2	$4,660.1
Less: Depreciation	1,212.7	2,004.7	1,327.4	913.0	897.3	625.6	344.2	295.2	244.4	246.3
Less: Amortization	1,867.4	1,867.4	1,867.4	1,867.4	1,867.4	1,867.4	1,867.4	1,867.4	1,867.4	1,867.4

Taxable Income	$1,118.4	$339.0	$1,041.6	$1,494.1	$1,561.1	$1,897.7	$2,244.9	$2,360.7	$2,479.4	$2,546.4
Income Taxes	425.0	128.8	395.8	567.8	593.2	721.1	853.1	897.1	942.2	967.6

Net Income	$693.4	$210.2	$645.8	$926.3	$967.9	$1,176.6	$1,391.8	$1,463.6	$1,537.2	$1,578.8
Add Back: Depreciation and Amortization	3,080.1	3,872.1	3,194.8	2,780.4	2,764.7	2,493.0	2,211.6	2,162.6	2,111.8	2,113.7

After-Tax Cash Flow	$3,773.5	$4,082.3	$3,840.6	$3,706.7	$3,732.6	$3,669.6	$3,603.4	$3,626.2	$3,649.0	$3,692.5
Less: Change in Working Capital	(157.2)	5.4	10.9	16.4	22.1	28.0	28.4	28.9	29.3	29.7
Less: Capital Expenditures	1,181.5	274.8	274.8	274.8	274.8	274.8	274.8	274.8	274.8	274.8

Net After-Tax Cash Flow	$2,749.2	$3,802.1	$3,554.9	$3,415.5	$3,435.7	$3,366.8	$3,300.2	$3,322.5	$3,344.9	$3,388.0
Present Value Net After-Tax Cash Flow @ 10.5%	$2,615.3	$3,273.2	$2,769.6	$2,408.1	$2,192.2	$1,944.1	$1,724.6	$1,571.3	$1,431.5	$1,312.2
Cumulative Present Value Net After-Tax Cash Flow	$2,615.3	$5,888.5	$8,658.1	$11,066.2	$13,258.4	$15,202.5	$16,927.1	$18,498.4	$19,929.9	$21,242.1
Total Present Value Net After-Tax Cash Flow	$21,242.1

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Table 32
Valuation of Tulsa, Oklahoma
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$4,660.1
Operating Cash Flow Growth Rate	1.5%

Year 11 Terminal Operating Cash Flow	$4,730.0
Less: Depreciation	246.3

Taxable Income	$4,483.7

Tax Rate[2]	38.0%

Income Taxes	$1,703.8

Net Income	$2,779.9
Plus: Depreciation	246.3

After-Tax Cash Flow	3,026.2

Less: Capital Expenditures	$246.3
Less: Change in Working Capital	29.7

Estimated Perpetuity After-Tax Free Cash Flow	$2,750.2

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	1.5%

Capitalization Rate	9.0%

Future Terminal Value	$30,557.7

Discounted Terminal Value @ 10.5%[2]	$11,258.9
Total Present Value Cash Flow[1]	21,242.1
Plus: Present Value Tax Benefit of Remaining Amortization	1,028.7

Fair Market Value of Tulsa	$33,529.7

[1]	See previous table.

[2]	See text.
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Table 33
Projected Bridgeport, Connecticut Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$27,416.0	$27,525.7	$27,745.9	$28,078.9	$28,528.2	$29,098.8	$29,680.8	$30,274.4	$30,879.9	$31,497.5
Bridgeport Market Revenue Share	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%
Projected Bridgeport Revenues	$6,579.8	$6,606.2	$6,659.0	$6,738.9	$6,846.8	$6,983.7	$7,123.4	$7,265.9	$7,411.2	$7,559.4
Operating Profit Margin	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%
Operating Cash Flow	$2,237.1	$2,246.1	$2,264.1	$2,291.2	$2,327.9	$2,374.5	$2,422.0	$2,470.4	$2,519.8	$2,570.2
Less: Depreciation	390.6	662.6	470.3	350.4	340.4	273.1	200.5	172.1	142.8	143.8
Less: Amortization	1,063.0	1,063.0	1,063.0	1,063.0	1,063.0	1,063.0	1,063.0	1,063.0	1,063.0	1,063.0

Taxable Income	$783.5	$520.5	$730.8	$877.8	$924.5	$1,038.4	$1,158.5	$1,235.3	$1,314.0	$1,363.4
Income Taxes	305.6	203.0	285.0	342.3	360.6	405.0	451.8	481.8	512.5	531.7

Net Income	$477.9	$317.5	$445.8	$535.5	$563.9	$633.4	$706.7	$753.5	$801.5	$831.7
Add Back: Depreciation and Amortization	1,453.6	1,725.6	1,533.3	1,413.4	1,403.4	1,336.1	1,263.5	1,235.1	1,205.8	1,206.8

After-Tax Cash Flow	$1,931.5	$2,043.1	$1,979.1	$1,948.9	$1,967.3	$1,969.5	$1,970.2	$1,988.6	$2,007.3	$2,038.5
Less: Change in Working Capital	(89.2)	3.2	6.5	9.8	13.3	16.8	17.2	17.5	17.9	18.2
Less: Capital Expenditures	147.3	147.3	147.3	147.3	147.3	147.3	147.3	147.3	147.3	147.3

Net After-Tax Cash Flow	$1,873.4	$1,892.6	$1,825.3	$1,791.8	$1,806.7	$1,805.4	$1,805.7	$1,823.8	$1,842.1	$1,873.0
Present Value Net After-Tax Cash Flow @ 10.5%	$1,782.2	$1,629.3	$1,422.1	$1,263.3	$1,152.8	$1,042.5	$943.6	$862.5	$788.4	$725.4
Cumulative Present Value Net After-Tax Cash Flow	$1,782.2	$3,411.5	$4,833.6	$6,096.9	$7,249.7	$8,292.2	$9,235.8	$10,098.3	$10,886.7	$11,612.1
Total Present Value Net After-Tax Cash Flow	$11,612.1

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Table 34
Valuation of Bridgeport, Connecticut
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$2,570.2
Operating Cash Flow Growth Rate	2.0%

Year 11 Terminal Operating Cash Flow	$2,621.6.0
Less: Depreciation	143.8

Taxable Income	$2,477.8

Tax Rate[2]	39.0%

Income Taxes	$966.3

Net Income	$1,511.5
Plus: Depreciation	143.8

After-Tax Cash Flow	1,655.3

Less: Capital Expenditures	$147.3
Less: Change in Working Capital	18.2

Estimated Perpetuity After-Tax Free Cash Flow	$1,489.8

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.0%

Capitalization Rate	8.5%

Future Terminal Value	$17,526.6

Discounted Terminal Value @ 10.5%[2]	$6,457.7
Total Present Value Cash Flow[1]	11,612.1
Plus: Present Value Tax Benefit of Remaining Amortization	601.0

Fair Market Value of Bridgeport	$18,670.8

[1]	See previous table.

[2]	See text.
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Table 35
Projected New Haven, Connecticut Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$79,580.0	$79,898.3	$80,537.5	$81,504.0	$82,808.1	$84,464.3	$86,153.6	$87,876.7	$89,634.2	$91,426.9
New Haven Market Revenue Share	11.0%	11.0%	11.0%	11.0%	11.0%	11.0%	11.0%	11.0%	11.0%	11.0%
Projected New Haven Revenues	$8,753.8	$8,788.8	$8,859.1	$8,965.4	$9,108.9	$9,291.1	$9,476.9	$9,666.4	$9,859.8	$10,057.0
Operating Profit Margin	33.0%	33.0%	33.0%	33.0%	33.0%	33.0%	33.0%	33.0%	33.0%	33.0%
Operating Cash Flow	$2,888.8	$2,900.3	$2,923.5	$2,958.6	$3,005.9	$3,066.1	$3,127.4	$3,189.9	$3,253.7	$3,318.8
Less: Depreciation	570.1	967.0	686.1	510.8	496.0	397.9	291.8	250.3	207.4	208.8
Less: Amortization	1,325.0	1,325.0	1,325.0	1,325.0	1,325.0	1,325.0	1,325.0	1,325.0	1,325.0	1,325.0

Taxable Income	$993.7	$608.3	$912.4	$1,122.8	$1,184.9	$1,343.2	$1,510.6	$1,614.6	$1,721.3	$1,785.0
Income Taxes	387.5	237.2	355.8	437.9	462.1	523.8	589.1	629.7	671.3	696.2

Net Income	$606.2	$371.1	$556.6	$684.9	$722.8	$819.4	$921.5	$984.9	$1,050.0	$1,088.8
Add Back: Depreciation and Amortization	1,895.1	2,292.0	2,011.1	1,835.8	1,821.0	1,722.9	1,616.8	1,575.3	1,532.4	1,533.8

After-Tax Cash Flow	$2,501.3	$2,663.1	$2,567.7	$2,520.7	$2,543.8	$2,542.3	$2,538.3	$2,560.2	$2,582.4	$2,622.6
Less: Change in Working Capital	(90.0)	4.3	8.6	13.1	17.7	22.4	22.9	23.3	23.8	24.3
Less: Capital Expenditures	215.1	215.1	215.1	215.1	215.1	215.1	215.1	215.1	215.1	215.1

Net After-Tax Cash Flow	$2,376.2	$2,443.7	$2,344.0	$2,292.5	$2,311.0	$2,304.8	$2,300.3	$2,321.8	$2,343.5	$2,383.2
Present Value Net After-Tax Cash Flow @ 10.5%	$2,260.5	$2,103.8	$1,826.2	$1,616.4	$1,474.6	$1,330.9	$1,202.1	$1,098.0	$1,003.0	$923.1
Cumulative Present Value Net After-Tax Cash Flow	$2,260.5	$4,364.3	$6,190.5	$7,806.9	$9,281.5	$10,612.4	$11,814.5	$12,912.5	$13,915.5	$14,838.6
Total Present Value Net After-Tax Cash Flow	$14,838.6

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Table 36
Valuation of New Haven, Connecticut
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$3,318.8
Operating Cash Flow Growth Rate	2.0%

Year 11 Terminal Operating Cash Flow	$3,385.2
Less: Depreciation	208.8

Taxable Income	$3,176.4

Tax Rate[2]	39.0%

Income Taxes	$1,238.8

Net Income	$1,937.6
Plus: Depreciation	208.8

After-Tax Cash Flow	2,146.4

Less: Capital Expenditures	$215.1
Less: Change in Working Capital	24.3

Estimated Perpetuity After-Tax Free Cash Flow	$1,907.0

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.0%
Capitalization Rate	8.5%

Future Terminal Value	$22,435.3

Discounted Terminal Value @ 10.5%[2]	$8,266.3
Total Present Value Cash Flow[1]	14,838.6
Plus: Present Value Tax Benefit of Remaining Amortization	749.1

Fair Market Value of New Haven	$23,854.0

[1]	See previous table.

[2]	See text.
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Table 37
Projected Stamford, Connecticut Group Operating Performance
(Dollar Amounts Shown in Thousands)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

Market Net Revenues	$23,276.0	$23,369.1	$23,556.1	$23,838.8	$24,220.2	$24,704.6	$25,198.7	$25,702.7	$26,216.8	$26,741.1
Stamford Market Revenue Share	19.0%	19.0%	19.0%	19.0%	19.0%	19.0%	19.0%	19.0%	19.0%	19.0%
Projected Stamford Revenues	$4,422.4	$4,440.1	$4,475.7	$4,529.4	$4,601.8	$4,693.9	$4,787.8	$4,883.5	$4,981.2	$5,080.8
Operating Profit Margin	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%
Operating Cash Flow	$818.1	$821.4	$828.0	$837.9	$851.3	$868.4	$885.7	$903.4	$921.5	$939.9
Less: Depreciation	294.1	498.8	354.0	263.5	255.9	205.2	150.5	129.1	106.9	107.6
Less: Amortization	284.0	284.0	284.0	284.0	284.0	284.0	284.0	284.0	284.0	284.0

Taxable Income	$240.0	$38.6	$190.0	$290.4	$311.4	$379.2	$451.2	$490.3	$530.6	$548.3
Income Taxes	93.6	15.1	74.1	113.3	121.4	147.9	176.0	191.2	206.9	213.8

Net Income	$146.4	$23.5	$115.9	$177.1	$190.0	$231.3	$275.2	$299.1	$323.7	$334.5
Add Back: Depreciation and Amortization	578.1	782.8	638.0	547.5	539.9	489.2	434.5	413.1	390.9	391.6

After-Tax Cash Flow	$724.5	$806.3	$753.9	$724.6	$729.9	$720.5	$709.7	$712.2	$714.6	$726.1
Less: Change in Working Capital	(60.0)	2.2	4.4	6.6	8.9	11.3	11.5	11.8	12.0	12.3
Less: Capital Expenditures	111.0	111.0	111.0	111.0	111.0	111.0	111.0	111.0	111.0	111.0

Net After-Tax Cash Flow	$673.5	$693.1	$638.5	$607.0	$610.0	$598.2	$587.2	$589.4	$591.6	$602.8
Present Value Net After-Tax Cash Flow @ 10.5%	$640.7	$596.7	$497.5	$428.0	$389.2	$345.4	$306.8	$278.7	$253.2	$233.5
Cumulative Present Value Net After-Tax Cash Flow	$640.7	$1,237.4	$1,734.9	$2,162.9	$2,552.1	$2,897.5	$3,204.3	$3,483.0	$3,736.2	$3,969.7
Total Present Value Net After-Tax Cash Flow	$3,969.7

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Table 36
Valuation of Stamford, Connecticut
(Income Approach)
(Dollar Amounts Shown in Thousands)

Year 10 Operating Cash Flow[1]	$939.9
Operating Cash Flow Growth Rate	2.0%

Year 11 Terminal Operating Cash Flow	$958.7
Less: Depreciation	107.6

Taxable Income	$851.1

Tax Rate[2]	39.0%

Income Taxes	$331.9

Net Income	$519.2
Plus: Depreciation	107.6

After-Tax Cash Flow	626.8

Less: Capital Expenditures	$111.0
Less: Change in Working Capital	12.3

Estimated Perpetuity After-Tax Free Cash Flow	$503.5

Discount Rate[2]	10.5%
Long Term Growth Rate[2]	2.0%
Capitalization Rate	8.5%

Future Terminal Value	$5,923.2

Discounted Terminal Value @ 10.5%[2]	$2,182.4
Total Present Value Cash Flow[1]	3,969.7
Plus: Present Value Tax Benefit of Remaining Amortization	160.6

Fair Market Value of Stamford	$6,312.7

[1]	See previous table.

[2]	See text.
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EXHIBIT C
QUALIFICATIONS OF TIMOTHY S. PECARO AND
BENJAMIN K. STEINBOCK
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PROFESSIONAL EXPERIENCE AND QUALIFICATIONS

TIMOTHY S. PECARO
Timothy S. Pecaro is a principal and founder of the firm Bond & Pecaro, Inc., a Washington based consulting firm specializing in valuations, strategic planning, acquisition analysis, asset appraisals, and related financial services for the communications and media industries. Before the formation of Bond & Pecaro, Inc., Mr. Pecaro was a Vice President with Frazier, Gross & Kadlec, Inc. Mr. Pecaro joined that firm in 1980 and was named Manager of the firm’s Appraisal Services Division in 1982. He became Director of Appraisal Services in 1983 and Vice President of the firm in 1984.
Mr. Pecaro has actively participated in the development, research, and preparation of appraisal reports for owners of radio, television, cable, newspaper, radio common carrier, telecommunications, new media, and Internet properties. He has also developed several research studies and has participated in special research reports for the Federal Communications Commission (FCC) and the National Association of Broadcasters (NAB).
Mr. Pecaro has appraised more than 3,000 communications and media businesses. He has also been retained to provide special market studies and individual research projects for the management of media and technology properties and related industries. He is the Vice Chairman of the Broadcast Cable Financial Management Association, Co-chairman of the association’s 2004 annual conference, Chairman of the Technology and New Media Committee, and a member of the Cable Television and Tax Committees. Mr. Pecaro is also a member of The National Association of Broadcasters (NAB) Tax Advisory Panel. Mr. Pecaro has testified as an expert witness in connection with media and telecommunications valuation matters before federal, state, and local courts; the FCC; and the Joint Committee on Taxation. He has also spoken on media financial issues at the annual conferences of the National Association of Broadcasters, the Broadcast Cable Financial Management Association, the National Cable Television Association, the Broadband Tax Institute, the International Business Forum, and Telocator. Additionally, Mr. Pecaro has been a guest lecturer at the University of Missouri School of Journalism.
Prior to his association with Frazier, Gross & Kadlec, Mr. Pecaro was employed at WMAQ and WKQX(FM) in Chicago, at the time two of the NBC owned and operated radio stations.
Mr. Pecaro received a Bachelor of Arts degree in Radio/Television Communication Arts from Monmouth College in 1976. He graduated Cum Laude with highest honors in his major field of study.
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PROFESSIONAL EXPERIENCE AND QUALIFICATIONS

BENJAMIN K. STEINBOCK
Benjamin K. Steinbock is an associate in the firm of Bond & Pecaro, Inc., a Washington-based consulting firm specializing in valuations, asset appraisals, and related financial services for the communications industry.
Mr. Steinbock has been with the firm since 2000 and has appraised more than 400 media, communications, and technology businesses and has extensive experience in the valuation of FCC licenses for radio, television and telecommunications companies.
Prior to his association with Bond & Pecaro, Inc., Mr. Steinbock worked as a legal assistant in the Washington, D.C. office of Hogan & Hartson L.L.P. Mr. Steinbock specialized in corporate and securities law and was active in many initial public offerings and mergers.
Mr. Steinbock received a Bachelor of Arts degree in Political Science and Public Policy from Swarthmore College in Pennsylvania.
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